Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 23, 2001, included in Range Resources Corporation's Form 10-K for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen, L.L.P.

Dallas, Texas
June 25, 2001

21